EXHIBIT 99(p)(3)

                           TAMARACK DISTRIBUTORS, INC.
                           ---------------------------

                                 CODE OF ETHICS

                           EFFECTIVE DATE: APRIL 2004
                             REVISED MARCH 15, 2007

I. INTRODUCTION

Tamarack Distributors, Inc. ("TDI") serves as the principal underwriter to certain of the portfolios of the Tamarack Funds Trust, (the "Funds") a family of mutual funds advised by its affiliate, Voyageur Asset Management Inc. ("VAM"). Most of TDI's operations are carried out by VAM personnel.

This Code of Ethics (the "Code") sets forth the basic policies of ethical conduct for all COVERED PERSONS of TDI, as hereinafter defined. The Code is designed to prevent certain practices by Access Persons in connection with the purchase or sale, directly or indirectly, by such persons of Covered Securities held or to be acquired or sold by a Fund and Covered Securities included in a Fund or to be added to or deleted from a Fund. These include:

              (a) employing any device, scheme or artifice to defraud a Fund;

              (b) making any untrue statement of a material fact to a Fund or omitting to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

              (c) engaging in any act, practice, or course of business that operates or would operate as a fraud or deceit upon a Fund;

              (d) engaging in any manipulative practice with respect to a
                  Fund; or

              (e) misusing material, non-public information obtained by such person in his or her capacity as an Access Person.

         The Code is also designed to require TDI to monitor transactions by Access Persons in shares of Reportable Funds, including the Funds, in which they may have a direct or indirect Beneficial Ownership interest.

II. DEFINITIONS

The following definitions are used for purposes of the Code.

"ACCESS PERSON" is defined for purposes of this Code as any director, officer or employee of TDI who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Funds, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Funds regarding the purchase or sale of Covered Securities.

"AUTOMATIC INVESTMENT PLAN" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.


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"BENEFICIAL OWNERSHIP" of a security is defined under Rule 16a-1(a)(2) of the
Securities Exchange Act of 1934, which provides that a COVERED PERSON should consider himself/herself the beneficial owner of securities held by his/her spouse, his/her minor children, a relative who shares his/her home, or other persons, directly or indirectly, if by reason of any contract, understanding, relationship, agreement or other arrangement, he/she obtains from such securities benefits substantially equivalent to those of ownership. He/she should also consider himself/herself the beneficial owner of securities if he/she can vest or revest title in himself/herself now or in the future.

"CODE COMPLIANCE OFFICER" is the person designated by TDI's CCO to oversee enforcement and ensure compliance with this Code pursuant to procedures established for such purpose. The CODE COMPLIANCE OFFICER will have the responsibility of training all COVERED PERSONS and ACCESS PERSONS during the course of the new employee orientation and thereafter as appropriate.

"COVERED PERSONS" are all directors, officers and employees of TDI.

"COVERED SECURITIES" include all securities subject to transaction reporting under this Code. Covered Securities do not include: (i) securities issued by the United States Government; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares of open-end investment companies OTHER THAN SHARES OF REPORTABLE FUNDS AND EXCHANGE TRADED FUNDS ("ETFS"); (iv) transactions which you had no direct or indirect influence or control; (v) transactions that are not initiated, or directed, by you; and (vi) securities acquired upon the exercise of rights issued by the issuer to all shareholders pro rata.

A security "HELD OR TO BE ACQUIRED" is defined under Rule 17j-l (a)(10) as any COVERED SECURITY which, within the most recent fifteen (15) days: (A) is or has been held by a Fund, or (B) is being or has been considered by a Fund or the investment adviser for a Fund for purchase by the Fund. A purchase or sale includes the writing of an option to purchase or sell and any security that is convertible into or exchangeable for, any security that is held or to be acquired by a Fund.

"MATERIAL INSIDE INFORMATION" is defined as any information about a company which has not been disclosed to the general public and which either a reasonable person would deem to be important in making an investment decision or the dissemination of which is likely to impact the market price of the company's securities.

A "PERSONAL SECURITIES TRANSACTION" is considered to be a transaction in a Covered Security of which the Covered Person is deemed to have beneficial ownership. This includes, but is not limited to, transactions in accounts of the Covered Person's spouse, minor children, or other relations residing in the Covered Person's household, or accounts in which the Covered Person has discretionary investment control. Covered Persons engaged in personal securities transactions should not take inappropriate advantage of their position or of information obtained during the course of their association with TDI. Additionally, Covered Persons should avoid situations that might compromise their judgment (e.g. the receipt of perquisites, gifts of more than de minimis value or unusual investment opportunities from persons doing or seeking to do business with TDI or the Funds).

 "REPORTABLE FUNDS" are non-money market portfolios of the Tamarack Funds Trust for which TDI serves as principal underwriter.

"VAM CODE COMPLIANCE OFFICER" is defined as the person designated by VAM to oversee enforcement and ensure compliance with VAM's code of ethics by all persons subject thereto.


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"VAM/TDI EMPLOYEE" is defined as any VAM director, officer or employee who also serves as a director, officer or employee of TDI.

III. RISKS OF NON-COMPLIANCE

This Code extends the provisions of Rule 17j-1(b) to all Covered Persons. Any violation of this Code may result in the imposition by TDI of sanctions against the Covered Person, or may be grounds for the immediate termination of the Covered Person's position with TDI. In addition, in some cases (e.g. the misuse of inside information), a violation of federal and state civil and criminal statutes may subject the Covered Person to fines, imprisonment and/or monetary damages.

IV. ETHICAL STANDARDS

The foundation of this Code consists of basic standards of conduct including, but not limited to, the avoidance of conflicts between personal interests and interests of TDI or its Reportable Funds: (i) always place the interests of a Fund's shareholders first; (ii) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility; (iii) not take inappropriate advantage of their positions; and (iv) comply with all applicable Federal Securities Laws.

V. RESTRICTIONS AND PROCEDURES

         This section is divided into two (2) parts. Part A relates to restrictions and procedures applicable to all Covered Persons in addition to the aforementioned Rule 17j-1(b) provisions. Part B imposes additional restrictions and reporting requirements for those Covered Persons deemed to be Access Persons.

         A.   RESTRICTIONS AND PROCEDURES FOR ALL COVERED PERSONS:
              ----------------------------------------------------

         1.       Prohibition Against Use of MATERIAL INSIDE INFORMATION

Covered Persons may have access to information including, but not limited to, material inside information about Reportable Funds that is confidential and not available to the general public, such as (but not limited to) information concerning securities held in, or traded by, investment company portfolios, information concerning certain underwritings of broker/dealers affiliated with an investment company that may be deemed to be material inside information, and information which involves a merger, liquidation or acquisition that has not been disclosed to the public.

Covered Persons in possession of material inside information must not trade in or recommend the purchase or sale of the securities concerned until the information has been properly disclosed and disseminated to the public.

         2. Prohibition Against Abusive Trading Practices in Shares of Reportable Funds

Engaging in short-term trading practices or other potentially abusive trading in shares of Reportable Funds may constitute violations of Rule 17j-1(b) and/or the stated policies of the Reportable Funds. Accordingly, unless sanctioned by a particular Reportable Fund, Covered Persons are prohibited from engaging or attempting to engage in excessive trading and exchange activity or other potentially abusive trading in contravention of any stated policy of a Reportable Fund.


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         3.       Initial and Annual Certifications

Within ten (10) days following the commencement of their employment or otherwise becoming subject to this Code and at least annually within forty-five (45) days following the end of each calendar year, all Covered Persons shall be required to sign and submit to the Code Compliance Officer a written certification, substantially in the form of EXHIBIT A hereto, affirming that he/she has read and understands this Code to which he/she is subject. In addition, the Covered Person must certify annually that he/she has complied with the requirements of this Code and has disclosed and reported all personal securities transactions that are required to be disclosed and reported by this Code. The Code Compliance Officer will distribute to all Covered Persons the Annual Certification and any required related reports for completion following the end of each calendar year.

         B.   RESTRICTIONS AND REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS:
              ---------------------------------------------------------------

Because certain Access Persons may also be subject to VAM's code of ethics and the Board of Directors of TDI desires to avoid duplication of reporting obligations or otherwise conflicting obligations under multiple codes of ethics, a "COVERED ACCESS PERSON" (as defined below) shall be deemed to be in compliance with this Code if he or she is in compliance with an "Approved Code of Ethics" (as defined below). Accordingly, a breach of the VAM Code of Ethics by a Covered Access Person shall be deemed a breach of this Code. A "Covered Access Person" shall mean an Access Person (i) subject to and bound by a code of ethics adopted by an investment adviser (including VAM) or sub-adviser to the Trust or a Fund as a result of his or her position or relationship with such investment adviser or sub-adviser; (ii) such code of ethics has been approved by the Board of Trustees in accordance with Rule 17j-1(c)(1)(ii); and (iii) the Board of Trustees has received from the investment adviser or sub-adviser, as the case may be, the certification required by Rule 17j-1(c)(1)(ii). An "Approved Code of Ethics" shall mean a code of ethics adopted by an investment adviser (including
VAM), or sub-adviser that meets the conditions of clauses (ii) and (iii) of the preceding sentence.

THE FOLLOWING SECTION ONLY APPLIES TO ACCESS PERSONS WHO ARE NOT VAM/TDI EMPLOYEES. SUCH VAM/TDI EMPLOYEES ARE SUBJECT TO THE RESTRICTIONS AND REPORTING REQUIREMENTS SET FORTH IN THE VAM CODE OF ETHICS. SEE SECTION C BELOW.

Each Access Person must refrain from engaging in a personal securities transaction when the Access Person knows, or in the ordinary course of fulfilling his/her duties would have reason to know, that at the time of the personal securities transaction a Reportable Fund has a pending buy or sell order in the same Covered Security.

         1.       Duplicate Brokerage confirmations and statements

All Access Persons are required to instruct their broker/dealer to file duplicate trade confirmations and account statements with the Code Compliance Officer at TDI. Statements must be filed for all accounts containing Covered Securities (including accounts of other persons holding Covered Securities in which the Access Person has a Beneficial ownership interest). Failure of a broker/dealer to send duplicate trade confirmations or account statements will not excuse a violation of this Section by an Access Person.

The Code Compliance Officer has a sample letter instructing a broker/dealer firm to send duplicate trade confirmations and account statements to TDI. A copy of the letter instructing the broker/dealer to provide duplicate trade confirmations and account statements to TDI must be sent to the Code


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Compliance Officer at the time of mailing. If a broker/dealer is unable or refuses to provide duplicate statements, the Access Person should contact the Code Compliance Officer for further assistance.

If the broker/dealer requires a letter authorizing a TDI associate to open an account, please complete the necessary brokerage information and forward a signature ready copy to the Code Compliance Officer for signature and submission to the requesting broker/dealer.


         2.       Initial and Annual Holdings Reports

All Access Persons must file a completed Initial and Annual Holdings Report with the Code Compliance Officer within ten (10) days of commencement of their employment or otherwise becoming subject to this Code and thereafter on an annual basis within forty-five (45) days after the end of each calendar year in accordance with Procedures established by the Code Compliance Officer. Such report must be current as of a date not more than 45 days before the report is submitted. This requirement includes any retirement plan accounts that contain Reportable Funds.

         C.   PROCEDURES FOR VAM/TDI EMPLOYEES:
              ---------------------------------

         1.       Initial and Annual VAM Code Compliance Officer Certification

Within ten (10) days following the commencement of service as a director, officer or employee of TDI, and 45 days following the end of each calendar year, the VAM Code Compliance Officer shall be required to sign and submit to the Code Compliance Officer a written certification affirming the identity of each VAM/TDI Employee subject to the VAM Code of Ethics.

         2.       Quarterly VAM Code Compliance Officer Certification

Within thirty (35) days after each calendar quarter-end, the Code Compliance Officer will require the VAM Code Compliance Officer to provide a written report concerning each VAM/TDI Employee's compliance with the VAM code of ethics. The Code Compliance Officer requires immediate notification from the VAM Code Compliance Officer of any material violation by a VAM/TDI Employee of the VAM code of ethics.


         D.   REVIEW OF REPORTS AND ASSESSMENT OF CODE ADEQUACY:
              --------------------------------------------------

The Code Compliance Officer shall review and maintain the Initial and Annual Certifications, Initial and Annual Holdings Reports and Quarterly Personal Transaction Reports (the "Reports") with the records of TDI. Following receipt of the Reports, the Code Compliance Officer shall consider in accordance with Procedures designed to prevent Access Persons from violating this Code:

               a) whether any personal securities transaction evidences an apparent violation of this Code; and

               b) whether any apparent violation has occurred of the reporting requirements set forth above.


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Upon making a determination that a violation of this Code, including its reporting requirements, has occurred, the Code Compliance Officer shall report such violations to the Board of TDI which shall determine what sanctions, if any, should be recommended to be taken. The Code Compliance Officer shall prepare quarterly reports to be presented to the Fund Boards of Trustees of each Reportable Fund for which it serves as principal underwriter with respect to any material trading violations under this Code and shall provide such quarterly reports to the Funds' Chief Compliance Officer.

This Code, a copy of all Reports referenced herein, any reports of violations, and lists of all Covered and Access Persons required to make Reports, shall be preserved for the period(s) required by Rule 17j-1. TDI shall review the adequacy of the Code and the operation of its related Procedures at least once a year.

VI.      REPORTS TO FUND BOARDS OF DIRECTORS/TRUSTEES

TDI shall submit the following reports to the Board of Trustees of the Funds:

         A.   TDI Code of Ethics
              ------------------

A copy of this Code shall be submitted to the Board of the Trust for review and approval. All material changes to this Code shall be submitted to the Board for review and approval not later than six (6) months following the date of implementation of such material changes.

         B.   Annual Certification of Adequacy
              --------------------------------

The Code Compliance Officer shall annually prepare a written report to be presented to the Funds' Board detailing the following:

              1. Any issues arising under this Code or its related Procedures since the preceding report, including information about material violations of this Code or its related Procedures and sanctions imposed in response to such material violations; and

              2. A Certification substantially in the form of EXHIBIT B hereto, that TDI has adopted Procedures designed to be reasonably necessary to prevent Access Persons from violating this Code.



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                                    EXHIBIT A

                  ACKNOWLEDGMENT OF TAMARACK DISTRIBUTORS, INC.
                                 CODE OF ETHICS


         Please indicate below whether this is an initial acknowledgement, an annual acknowledgement, or an acknowledgement of an amended Code of Ethics.

____  Initial                     ____ Annual                     ____ Amended


         YOU MUST REVIEW THE CODE OF ETHICS BEFORE COMPLETING THIS ACKNOWLEDGMENT. TERMS DEFINED IN THE CODE OF ETHICS HAVE THE SAME MEANINGS IN THIS ACKNOWLEDGMENT. YOU MUST GIVE THIS ACKNOWLEDGMENT DIRECTLY TO TAMARACK DISTRIBUTORS INC.'S CODE COMPLIANCE OFFICER.


         I REPRESENT AND CERTIFY THAT I HAVE RECEIVED, READ, UNDERSTOOD AND WILL COMPLY WITH THE CODE OF ETHICS AND UNDERSTAND THAT I AM SUBJECT TO THE CODE. IF THIS IS AN ANNUAL CERTIFICATION, I FURTHER REPRESENT AND CERTIFY THAT I HAVE COMPLIED WITH THE CODE DURING THE PRECEDING YEAR, INCLUDING PROVIDING ALL DISCLOSURES AND REPORTS RELATING TO PERSONAL SECURITIES TRANSACTIONS REQUIRED BY THE CODE.



         PLEASE DIRECT QUESTIONS REGARDING THE COMPLETION OF THIS ACKNOWLEDGMENT TO THE CODE COMPLIANCE OFFICER.


                                       -----------------------------------------
                                       Name of Employee


Dated:
       --------------, -----           -----------------------------------------
                                       Signature of Employee







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                                    EXHIBIT B

Code Compliance Officer Annual Certificate


The undersigned, [__________], hereby certifies that s/he is the duly designated Code Compliance Officer of Tamarack Distributors, Inc. ("TDI"), and hereby further certifies that TDI has adopted procedures reasonably designed to prevent TDI's Access Persons (as defined in the TDI Code of Ethics) from violating the Code of Ethics of TDI.


Dated                                          Tamarack Distributors, Inc.
      --------------


                                               By:
                                                    ---------------------------
                                                    [___________]
                                                    CODE COMPLIANCE OFFICER






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